Exhibit 99.1

Chicken Soup for the Soul Entertainment Announces Timing of Regular Monthly Dividend for October 2019 for Series A Cumulative Redeemable Perpetual Preferred Stock

COS COB, CT – September 16, 2019 – Chicken Soup for the Soul Entertainment Inc. (“CSS Entertainment”) (Nasdaq: CSSE, CSSEP), a growing media company building online video on-demand (“VOD”) networks that provide video content for all screens, today announced the timing for the payment of its declared regular monthly dividend of $0.2031 per share of its 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock for October 2019. The dividend will be payable on October 15, 2019 to holders of record as of September 30, 2019. The dividend will be paid in cash.

ABOUT CHICKEN SOUP FOR THE SOUL ENTERTAINMENT

Chicken Soup for the Soul Entertainment Inc. is a growing media company building and acquiring streaming VOD networks that provide content for all screens. CSS Entertainment has a majority stake in Crackle Plus, a joint venture with Sony Pictures Television, which owns and operate a variety of ad-supported and subscription-based VOD networks including Crackle, Popcornflix, Popcornflix Kids, Truli, Pivotshare, Españolflix and FrightPix. CSS Entertainment also acquires and distributes video content through its Screen Media subsidiary and produces long- and short-form content through its Chicken Soup for the Soul Originals division and through APlus.com. Chicken Soup for the Soul Entertainment is a subsidiary of Chicken Soup for the Soul, LLC, which publishes the famous book series and produces super-premium pet food under the Chicken Soup for the Soul brand name.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks (including those set forth in CSS Entertainment’s Annual Report on Form 10-K for the year ended December 31, 2018) and uncertainties which could cause actual results to differ from the forward-looking statements. CSS Entertainment expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in CSS Entertainment’s expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based. Investors should realize that if CSS Entertainment’s underlying assumptions for the projections contained herein prove inaccurate or if known or unknown risks or uncertainties materialize, actual results could vary materially from CSS Entertainment’s expectations and projections.

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www.cssentertainment.com	@CSSEntertain	www.facebook.com/chickensoupforthesoul

INVESTOR RELATIONS

James Carbonara

Hayden IR

james@haydenir.com

(646) 755-7412

MEDIA CONTACT
Kate Barrette
RooneyPartners LLC
kbarrette@rooneyco.com
(212) 223-0561

www.cssentertainment.com	@CSSEntertain	www.facebook.com/chickensoupforthesoul